CONSENT OF COUNSEL

I hereby consent to the use of my name as legal counsel in the Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended September 30, 1999 filed by Acadia National Health Systems, Inc. on Form 10-KSB.

NADEAU & SIMMONS, P.C.

MARK T. THATCHER, Of Counsel


/S/ Mark T. Thatcher

By:_____________________________
   MARK T. THATCHER, Of Counsel

Providence, RI
December 30, 1999